Exhibit 10.2

VIELA BIO

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the business of the Company.

2.    Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

“Administrator” means the Board and any Committee or individual appointed to administer the Plan under Section 4.

“Award” means an award described in Section 6.

“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments and attachments thereto.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination of employment or service, the term “Cause” (or similar term) that is expressly defined in a then-effective written agreement between the Grantee and the Company or its Parent or any Subsidiary, or in the absence of such a definition, “Cause” shall be determined in the discretion of the Administrator to mean the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or its Parent or any Subsidiary, as determined by the Administrator; (ii) the failure to follow the lawful, written instruction of the Board or the Chief Executive Officer; (iii) dishonesty, intentional misconduct or material breach of any written agreement with the Company or its Parent or any Subsidiary; (iv) a material violation of a written policy of the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee that is composed of at least two members of the Board.

“Common Stock” means the common stock, $0.001 par value of the Company.

“Company” means Viela Bio, Inc., a Delaware corporation, or any successor entity.

“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

“Corporate Transaction” means any of the following transactions:

(i)

a transaction or series of related transactions in which any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any person who currently owns more than a majority of the Company’s Common Stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Corporate Transaction;

(ii)

a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately before such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;

(iii)	the sale of all or substantially all of the assets of the Company; or

(iv)	the liquidation, dissolution or winding up of the Company.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (1) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board or the board of directors of any Subsidiary.

“Employee” means an employee of the Company or any Subsidiary (including a Director who is also an employee).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

if the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

if neither (i) nor (ii) above applies, its Fair Market Value shall be the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals), and with respect to Options and SARs, in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise.

“Good Reason” means, with respect to the termination of employment or service, the term “Good Reason” (or similar term) that is expressly defined in a then-effective written agreement between the Grantee and the Company or its Parent or any Subsidiary, or in the absence of such a definition (i) a material diminution in the Grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 50 miles in the geographic location at which the Grantee primarily provides services to the Company, so long as the Grantee provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter, and the Grantee terminates employment for Good Reason within 30 days of the end of the Company’s cure period if the Company fails to cure such event.

“Grantee” means an individual who holds an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, or under similar regulations in Hong Kong or other jurisdictions, covering the offer and sale by the Company of its equity securities, as a result of or following which Shares shall be publicly held.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares.

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means this Amended and Restated 2018 Equity Incentive Plan, as may be amended or restated from time to time.

“Public Offering” means an underwritten public offering of the Shares pursuant to an effective registration statement under the Securities Act or under similar regulations in Hong Kong or other jurisdictions.

“Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means a share of Common Stock.

“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”

3.    Stock Subject to the Plan.

(a)    Reserved Shares. Subject to the provisions of Sections 11 and 12 of the Plan, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 5,541,224 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 5,541,224 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)    Additional Reserved Shares. Notwithstanding Section 3(a), on the first day of each calendar year during the period this Plan remains in effect, commencing with the first day of 2020, the number of Shares that may be issued from time to time pursuant to the Plan shall be increased by an amount equal to the lesser of (i) 4% of the Shares outstanding on a post-money basis immediately following the closing of the IPO; (ii) 4% of the number of outstanding shares of Common Stock on the date of the applicable increase; and (iii) a lesser amount determined by the Board. In no event, however, shall the number of Shares available for issuance under this Plan be increased under this Section to the extent such increase, in addition to any other increases proposed by the Board in the number of Shares available for issuance under all other employee or director stock plans, including without limitation, employee stock purchase plans, would result in the total number of Shares then available for issuance under all employee and director stock plans exceeding 25% of the outstanding Shares of the Company on the first day of the applicable calendar year.

(c)    Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) which are forfeited, canceled, reacquired by the Company prior to vesting, expired (whether voluntarily or involuntarily), satisfied without the issuance of Shares, or withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, or otherwise terminated (other than by exercise) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan for all purposes other than the grant of Incentive Stock Options.

4.    Administration of the Plan.

(a)    Administration by the Board. Subject to Sections 4(b) and 4(c), the Plan will be administered by the Board. The Board shall have authority (i) to grant Awards and determine recipients and terms thereof, (ii) to determine Fair Market Value, (iii) to amend, modify or terminate any outstanding Award pursuant to Section 9(c), and (iv) to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in Section 4(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)    Delegation to Officers. To the extent permitted by applicable law, the Board or a Committee may delegate to one or more officers of the Company or any Subsidiary the power to grant Awards, subject to any limitations under the Plan, to Employees, and to exercise such other powers under the Plan as the Board or a Committee may determine, provided, that the Board or a Committee shall fix certain material terms of the Awards to be granted by such officers (including the exercise price of such Awards, if applicable, which may include a formula by which the exercise price will be determined) and the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

(d)    Indemnification. The Administrator shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated in accordance with the Plan) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

(e)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3 hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

5.    Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6.    Types and Terms of Awards.

(a)    General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Unrestricted Stock.

(b)    Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Subject to the terms of the Plan, the Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in the Plan.

(c)    Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

7.    Options and SARs.

(a)    General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b)    Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

(c)    Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. Except as otherwise provided for in the applicable Award Agreement, unless the employment of an Employee is terminated for “Cause,” an Option or SAR granted to an Employee shall expire (i) no earlier than 30 days and no later than three (3) months after the Employee ceases to be an Employee (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement), or (ii) if the Employee ceases to be an Employee because of a disability or the Employee dies while the Option is outstanding, no earlier than one year after the Employee becomes disabled or dies (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement). If the Employee’s employment is terminated for “Cause,” any Option or SAR held by the Employee shall immediately expire.

(d)    Exercisability; Rights of a Stockholder. Options and SARs shall become vested and/or exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the vesting and/or exercisability of all or any portion of any Option or SAR. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR in accordance with the Plan and applicable Award Agreement (and not as to Shares underlying an unexercised Option or SAR) and the entry of such Grantee’s name as a stockholder in the books of the Company.

(e)    Exercise of Options and SARs. Options and SARs may be exercised in whole or in part by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified Section 7(f) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise. An Option may not be exercised for a fraction of a Share.

(f)    Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof), as determined by the Administrator in its sole discretion, at or after grant, consistent with the Award Agreement:

(i)	In cash, by either certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Administrator;

(ii)	In the form of previously acquired Shares based on the Fair Market Value on the date of exercise, subject to clauses (iv) and (v) of this Section 7(f) if the Initial Public Offering as occurred;

(iii)

If permitted by the Administrator, by the Grantee’s delivery of a promissory note, if the Board has expressly authorized the loan of funds to the Grantee for the purpose of enabling or assisting the Grantee to effect such exercise; provided, that at least so much of the exercise price as represents the par value of the Shares exercised shall be paid in cash if required by state law;

(iv)

If permitted by the Administrator and the Initial Public Offering has occurred (or the Shares otherwise become publicly-traded), through the delivery (or attestation to the ownership) of Shares that have been purchased by the Grantee on the open market or that are beneficially owned by the Grantee and are not then subject to restrictions under any Company plan, provided that accepting such Shares will not result in adverse accounting consequences to the Company. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(v)	If permitted by the Administrator and the Initial Public Offering has occurred (or the Shares otherwise become publicly-traded), through the delivery of irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Grantee chooses to pay the purchase price as so provided, the Grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; and/or

(vi)	By such other means as the Administrator may accept.

Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures; provided that, notwithstanding anything to the contrary herein, unless the Administrator gives prior written approval, a Grantee shall not be entitled to satisfy the requirement of payment in full of any tax withholding, as set forth in the first sentence of this Section 7(f), through any “cashless” or “net exercise” arrangement. Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the Grantee until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the Grantee at the time of exercise of the Option that the Grantee is purchasing the Shares for the Grantee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from the Grantee payment or provision for all withholding taxes due as a result of the exercise of the Option, consistent with Section 9(b). The delivery of certificates representing the Shares to be purchased pursuant to the exercise of an Option will be contingent upon (A) receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the Grantee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares. In the event a Grantee chooses to pay the purchase price in previously owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Option shall be net of the number of Shares attested to.

(g)    Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(h)    Early Exercise. The Award Agreement for an Option or SAR may, but need not,

include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.

8.    Restricted Stock, Restricted Stock Units and Unrestricted Stock.

(a)    General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to Section 9(a), Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(b)    Stock Certificates. Unless the Administrator shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in the applicable Award Agreement, and the Grantee shall be required, as a condition of the Award grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe. Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated, in a manner determined by the Administrator, by a Grantee. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

(c)    Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, (i) to repurchase from the Grantee all or part of Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price or (ii) to require forfeiture of such Shares, if issued at no cost.

(d)    Rights as a Stockholder. Upon (i) the grant of an Award for Restricted Stock or for Unrestricted Stock or the settlement in Shares, pursuant to the applicable Award Agreement, of an Award for Restricted Stock Units and (ii) payment of any applicable purchase price, the Grantee of such Award shall be entered as a stockholder on the books and the Company and considered the record owner of and shall be entitled to vote the Restricted Stock or Unrestricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The Grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

9.    General Provisions Applicable to Awards.

(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred,

pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Administrator may provide in an Award Agreement that the Award is transferable by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

(b)    Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations.

(c)    Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee’s rights under the Plan or (B) the change is permitted under Section 11 or 12 hereof.

(d)    No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(e)    Delivery of Stock Certificates. Stock certificates to Grantees shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 8 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records.

(f)    Uncertificated Shares. To the extent any Shares are uncertificated: (i) such Shares shall be deemed delivered by the Company for all purposes when the Company or a stock transfer agent of the Company shall have given to the Grantee, by electronic mail or by United States mail, addressed to the Grantee at the Grantee’s last known address on file with the Company, notice of the issuance and recorded the issuance in its records (which may include electronic “book entry” records); (ii) any reference in this Plan or any Award Agreement to the legending of certificates shall be interpreted to mean the notation in the Company’s records (which may include electronic “book entry” records); (iii) any provision requiring deposit of stock certificates shall not be deemed breached solely by virtue of the fact that there is no stock certificate representing such Shares; and (iv) the rights of an individual or entity that is entitled to retain possession of a stock certificate (e.g., as security for performance, as escrowed property, or for similar purposes) shall not be prejudiced solely by virtue of the fact that such Shares are not represented by a stock certificate.

(g)    No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any individual or entity any right to continued employment or other service relationship with the Company or any Subsidiary.

(h)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Administrator, or in accordance with policies set by the Administrator, from time to time.

10.    Conditions Upon Issuance of Shares.

(a)    General. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award Agreement is or may be unlawful under applicable law, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)    Transferability of Shares. Shares received pursuant to the exercise, vesting or any other provision of an Award shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, except as specifically authorized by the Plan or the Award Agreement to which the Shares are subject. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees. The transfer restrictions in this Section 10(b) shall apply in addition to the transfer restrictions, if any, that are generally applicable to Shares under the Company’s bylaws, as may be amended from time to time and in effect at a given time, or under any notice of exercise or similar agreement under which a Grantee acquires Shares in connection with an Award.

(c)    Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Shares pursuant to an Award, the Company may require (i) the person exercising such Award (A) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law, and (B) to agree to market standoff obligations in connection with any Public Offering of Shares of the Company, and (ii) that the certificates evidencing such Shares bear appropriate legends restricting transfer.

(d)    Repurchase Rights; Right of First Refusal. The Award Agreement shall provide for a repurchase right and a right of first refusal pursuant to which the Company shall have the right to repurchase Shares in connection with the termination of Grantee’s services and a right of first refusal pursuant to which the Company will have the right to purchase any Shares prior to any proposed disposition by the Grantee (or any successor in interest) of any Shares issued under the Plan.

11.    Adjustments. In the event of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SARs shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation); provided, further, that the Administrator will make any adjustment to an Award as is required by Section 25102(o) of the California Corporations Code to the extent that the Company is relying upon the exemption afforded thereby with respect to the Award.

12.    Corporate Transactions. The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the date of a Corporate Transaction, for any combination of the following:

(a)    any Option or SAR shall become vested and immediately exercisable, in whole or in part;

(b)    any Restricted Stock or Restricted Stock Unit shall become non-forfeitable, in whole or in part;

(c)    any Option or SAR shall be assumed by the successor corporation or cancelled in exchange for substitute stock options or SARs in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;

(d)    any Option or SAR that is not exercised as of the date of the Corporate Transaction shall be cancelled for no consideration;

(e)    any Option shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction or the per share consideration payable to the Company’s shareholders in the Corporate Transaction (such per share consideration, the “Transaction Consideration”) and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction or the Transaction Consideration does not exceed the exercise price of any such Option, the Administrator may cancel that Option without any payment of consideration therefor;

(f)    any Restricted Stock or Restricted Stock Unit shall be cancelled in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation;

(g)    any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction or (ii) the Transaction Consideration; or

(h)    any Restricted Stock Unit shall, subject to Section 17 hereof, be cancelled in exchange for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value per Share on the date of the Corporate Transaction or (ii) the Transaction Consideration.

In taking any of the actions permitted under this Section 12, the Administrator shall not be obligated to treat all Grantees, all Awards, all Awards held by a Grantee, or all Awards of the same type identically. Any substitute consideration issued to a Grantee pursuant to this Section 12 may include, to the extent determined by the Administrator, the right to receive consideration payable in the Corporate Transaction after the closing (e.g., in respect of an earn-out or escrow release).

13.    Section 83(i) Election Not Permitted. The Company will not establish an escrow arrangement in accordance with Section 83(i)(3)(A)(ii) of the Code intended to satisfy the income tax withholding requirements with respect to qualified stock. Accordingly, no recipient of an Award will not be permitted to make an election under Section 83(i) of the Code with respect to any shares of Stock acquired upon the exercise of the Award.

14.    Effective Date and Term of Plan; Stockholder Approval.

(a)    Adoption of Plan. The Plan became effective upon its initial adoption by the Board on January 30, 2018. It shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.

(b)    Stockholder Approval. No Option or SAR granted under the Plan in excess of the original 3,558,587 Shares initially approved by the Company’s stockholders may be exercised, no additional Shares shall be issued under the Plan, and no additional Restricted Stock Unit shall be settled, until the Plan, as amended, is approved by stockholders of the Company holding a majority of the outstanding securities of the Company entitled to vote (determined on an as-converted basis). If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan in its amended form, then all Awards previously granted under the Plan in excess of the original Shares initially approved by the Company’s stockholders shall terminate and cease to be outstanding, and no further Awards in excess of the original Shares initially approved by the Company’s stockholders may be granted under the Plan.

15.    Amendment, Suspension or Termination of the Plan.

(a)    General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.

(b)    Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)    No Effect on Outstanding Awards. Except as set forth in Section 15(b) no suspension or termination of the Plan shall materially and adversely affect any rights under Awards outstanding at the time of such suspension or termination.

16.    No Employment or Services Rights. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time.

17.    Compliance with Code Section 409A. It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” of the Company or any Subsidiary shall not be made before such date as is six months after the Grantee’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in the Plan or in an Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company, any Subsidiary or Parent, or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

18.    Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly so determine in connection with any Award.

19.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.    Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

21.    Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

*    *     *

ADOPTED BY THE BOARD ON AUGUST 9, 2019

APPROVED BY THE STOCKHOLDERS ON AUGUST 28, 2019

VIELA BIO, INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) between Viela Bio, Inc. (the “Company”) and the individual identified below as the “Optionee” evidences the grant of a stock option under the Viela Bio Amended and Restated 2018 Equity Incentive Plan (as amended, the “Plan”). This Agreement is subject to the terms of the Plan. To the extent that there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern unless this Agreement states explicitly that the conflict provision of the Agreement shall govern.

Name of Optionee (the “Optionee”)

No. of shares of Common Stock subject to this Option (“Option Shares”)

Exercise price per Share (“Exercise Price”)	$[ ]

Grant Date

Vesting Commencement Date	Grant Date

Vesting Schedule

Subject to Section 4, the Option shall vest as follows:

Twenty-five percent of the Option Shares shall vest on the first anniversary of the Vesting Commencement Date, subject to the Optionee’s continuous service. The remaining Option Shares shall vest in equal amounts quarterly until the fourth anniversary of the Vesting Commencement Date, subject to the Optionee’s continuous service.

Type of Option	_____ Incentive Stock Option _____ Non-Qualified Stock Option

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1. Definitions. Capitalized terms not defined in this Agreement have the meaning provided in the Plan. In this Agreement, additional terms are defined as follows:

(a) “Agreement” means this Stock Option Agreement.

(b) “Date of Exercise” means the date on which the Company receives notice of and payment for the exercise, in whole or in part, of the Option pursuant to Section 6(a) of this Agreement.

(c) “Exercise Notice” means the form of Exercise Notice and Agreement attached to this Agreement as Schedule 1 or such other form as the Administrator designates to be used to exercise the Option.

(d) “Expiration Date” means the date that is ten (10) years after the Grant Date.

2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company grants to the Optionee, as of the Grant Date, the Option to purchase from the Company Shares in an amount equal to the number of Option Shares, exercisable at the Exercise Price.

3. Type of Option. If designated above as a “Non-Qualified Stock Option,” the Option is not an incentive stock option under Section 422 of the Code (an “ISO”) and shall be treated as a non-statutory stock option. If designated above as an “Incentive Stock Option,” the option is intended to be an ISO; however, to the extent that the Option does not satisfy the requirements applicable to ISOs, the Option shall be treated as a non-statutory stock option.

4. Vesting; Exercise Period and Termination.

(a) Requirement of Vesting. This Option may be exercised before termination to the extent that the Option has become vested.

(b) Vesting Schedule. The Option Shares shall vest and become exercisable in one or more installments pursuant to the vesting schedule specified on the cover page of this Option. The Option shall cease to vest immediately in the event that the Optionee ceases to be a Service Provider.

(c) Termination of Option. The Option, if not previously exercised, shall terminate on the Expiration Date, except that, if the Optionee ceases to be a Service Provider while the Option is outstanding, the Option shall terminate on the date the Optionee’s status as a Service Provider terminates or, if later, immediately after the last day on which the Option is exercisable as set forth below:

i. If the Optionee’s status as a Service Provider terminates by reason of the Optionee’s death or disability (as defined in Section 422(c) of the Code), the Option may be exercised, to the extent vested on the date of such termination, by the Optionee, the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of death or disability or until the Expiration Date, if earlier.

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ii. If the Optionee’s status as a Service Provider terminates for any reason other than death or disability, the Option may be exercised, to the extent vested on the date of termination, for a period of three (3) months from the date of termination or until the Expiration Date, if earlier; provided, however, if the Optionee’s employment is terminated for Cause, (1) the Option shall terminate immediately upon the date of such termination and (2) any Shares purchased under the Option for which the Company has not yet delivered the share certificates or which are otherwise unvested and/or unexercised as of such termination will be immediately and automatically forfeited and the Company will refund to the Optionee the exercise price paid for the Shares, if any.

(d) Non-transferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s disability, by the Optionee’s legal representative.

5. Adjustments. The number of Option Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment pursuant to the Plan in the manner determined to be appropriate by the Administrator, in its sole discretion. Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Optionee.

6. Exercise.

(a) Notice. The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Administrator may from time to time prescribe, accompanied by full payment of the Exercise Price with respect to that portion of the Option being exercised and payment of any applicable withholding in accordance with Section 6(c) below. Unless the Administrator notifies the Optionee to the contrary, the form of Exercise Notice attached to this Agreement as Schedule 1 shall be used to exercise the Option. The Optionee acknowledges that any Option Shares delivered to Optionee upon exercise of the Option shall be subject to, among other things, a repurchase right and a right of first refusal in favor of the Company.

(b) Payment. Payment of the Exercise Price and any applicable withholding shall be made by cash or check. If the Common Stock is registered under Section 12 of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

i. in shares of Common Stock held by the Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

ii. to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which the Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (1) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

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(c) Withholding. The Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Optionee) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(d) Securities Laws Restrictions. Unless the Option Shares are covered by an effective registration statement under the Securities Act at the time of exercise of the Option, the Option Shares shall constitute “restricted securities,” as such term is defined in Rule 144 of the Securities Act. The Optionee acknowledges that (i) the Option Shares have not been registered under the Securities Act or the securities laws of any state, (ii) there may not exist a market for resale of the Option Shares, and (iii) such Option Shares may need to be held indefinitely unless the Option Shares are subsequently registered under the Securities Act or an exemption from registration is available. The Company shall have no obligation to register the Option Shares under the Securities Act or otherwise. In connection with any transfer of Option Shares, the Company may require the Optionee to provide to the Company at its expense an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Option Shares not in accordance with the terms and conditions of this Section 6(d) shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Option Shares.

7. Lock-Up Agreement. Subject to the final sentence of this Section 7, the Optionee hereby agrees that the Optionee will not, without the prior written consent of the managing underwriter of any Public Offering, during the period commencing on the date of the final prospectus relating to such Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (i) one hundred and eighty (180) days (or in the case of a Public Offering for which the rules of the NASD or any other regulatory authority or stock exchange having jurisdiction over the securities of the Company are applicable, such longer period as the underwriters or the Company shall require in order to facilitate compliance with applicable rules and regulations, as the case may be) with respect to the Company’s Initial Public Offering and (ii) ninety (90) days with respect to a Public Offering other than the Initial Public Offering): (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Option Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Option Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with any Public Offering are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in any Public Offering that are consistent with this Section 7 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Option Shares until the end of such period. Notwithstanding anything to the contrary set forth in this Section 7, if the Optionee is party to any other written agreement with the Company pursuant to which the Optionee is subject to a similar lock-up agreement, the provisions of such other written agreement shall govern with respect to such matters and shall supersede this Section 7.

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8. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement and the Exercise Notice.

9. No Guarantee of Continuing Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company or its affiliates to employ or retain the Optionee for any period.

10. Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents relating to the Company, the Plan or this Option, and any other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission), by email or other electronic means. The Optionee hereby consents to (a) conduct business electronically, (b) receive such documents and notices by such electronic delivery, and (c) sign documents electronically, and the Optionee hereby agrees to participate through an on-line or electronic capitalization administration platform established and maintained by the Company or a third party designated by the Company. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

12. Amendments. This Agreement may not be orally amended, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

13. Representation and Acknowledgement of Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and this Option Agreement and agrees that the Optionee is bound by and subject to their respective terms and conditions. [Optionee acknowledges that the grant of the Option hereunder is in full satisfaction of the Company’s obligation to grant an option under the Optionee’s [Employment Agreement][offer letter], dated as of [date], 2018.]1

[Remainder of the page intentionally left blank.]

[1]	Note to Draft: Include if applicable.

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IN WITNESS WHEREOF, this Stock Option Agreement is deemed made as of the date first set forth above.

Submitted by:	Accepted by:
OPTIONEE	VIELA BIO, INC.

Signature	By

Print Name	Print Name

Title

Address:

[Signature Page to Stock Option Agreement]

SCHEDULE 1

VIELA BIO AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

EXERCISE NOTICE AND AGREEMENT

Viela Bio, Inc.

[Address]

[Date]

Attention: Chief Executive Officer

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase                          shares of the Common Stock (the “Shares”) of Viela Bio, Inc. (the “Company”) under and pursuant to the Viela Bio Amended and Restated 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                         ,              (the “Option Agreement”).

2. Delivery of Payment and Documents. Optionee herewith delivers to the Company (i) a check in the amount of the full purchase price of the Shares, as set forth in the Option Agreement, plus any and all withholding taxes due in connection with the exercise of the Option and (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Optionee and Optionee’s spouse, if any.

3. Repurchase Option.

(a) Upon the termination of Optionee’s status as a Service Provider for any reason (including with or without Cause by the Company (or its affiliate, as applicable), a termination by Optionee with or without Good Reason, or upon death or disability) (a “Service Termination”), the Company shall have the right and option to purchase from Optionee, or Optionee’s personal representative, as the case may be, any or all of the Optionee’s Option Shares (the “Repurchase Option”).

(b) The repurchase price under the Repurchase Option (the “Repurchase Price”) shall be if the Service Termination is for Cause, the lesser of the Exercise Price and the Fair Market Value, and if the Service Termination is for any reason other than for Cause, the Fair Market Value of each Option Share as of the date of the Repurchase Notice (as defined below).

(c) The Company may exercise its Repurchase Option within the later of six (6) months following the date of a Service Termination or sixty (60) days following the Exercise Date by delivering personally or by registered mail to Optionee (or his or her transferee or legal representative, as the case may be), with a copy to the Escrow Holder (defined below), a notice in writing (the “Repurchase Notice”) indicating the Company’s intention to exercise the Repurchase Option and specifying the number of Shares and a date within such six (6) month or sixty (60) day period in which the repurchase shall be effected (the “Repurchase Date”). The Repurchase Price shall be paid, at the Company’s option, (i) by delivering to Optionee (or Optionee’s transferee or legal representative) on the Repurchase Date a check, money order or wire transfer in the amount of the Repurchase Price, or (ii) by canceling an amount of Optionee’s indebtedness to the Company or any of its affiliates equal to the Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price.

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If the aggregate Repurchase Price for all equity being repurchased from the Optionee exceeds $500,000, the Company may elect to pay the Repurchase Price in three equal installments, with the first installment payable on the Repurchase Date and the second and third installments payable on the first and second anniversaries of the Repurchase Date. Notwithstanding the foregoing, the Company may defer payment of the Repurchase Price to the extent necessary to avoid a violation of applicable law, a default under the Company’s credit agreement(s), or a liquidity problem, in each case as determined by the Board in good faith, provided that the Company shall pay the Repurchase Price as otherwise provided above as soon as the violation, default or liquidity problem is abetted.

(d) Upon the Repurchase Date, the Company shall become the legal and beneficial owner of the Option Shares being repurchased and the rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Option Shares being repurchased by the Company.

(e) Whenever the Company shall have the right to repurchase Option Shares hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option under this Agreement and purchase any or all of such Option Shares.

(f) The Repurchase Option shall terminate upon an Initial Public Offering.

4. Restrictions on Transfer. The Optionee shall not sell, assign, pledge or otherwise transfer (voluntarily or involuntarily) any Option Shares without prior written consent of the Administrator, other than (i) transfers to the Company or its assignee in accordance with the Repurchase Option or the Right of First Refusal (as defined below), (ii) transfers to the Company, or its assignee, or a shareholder of the Company, or its assignee, in accordance with an Other ROFR Agreement (as defined below), or (iii) transfers during the Optionee’s lifetime or on the Optionee’s death by will or intestacy to the Optionee’s Immediate Family, provided, however, that the Administrator may prohibit such transfer to Immediate Family if the Administrator determines it would make Rule 701 of the Securities Act, or any similar applicable state blue sky exemption, inapplicable to the Shares. “Immediate Family” shall mean (1) spouse, lineal descendant or antecedent, father, mother, brother or sister, or (2) a trust for the benefit Optionee or any of the individuals listed in clause (1). The restrictions of this Section 4 shall terminate with on the earlier of an Initial Public Offering or a Corporate Transaction.

5. Company’s Right of First Refusal. Subject to Section 5(g), before any Option Shares held by Optionee or any permitted transferee under this Section 5 (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law) other than to Immediate Family, the Company or its assignee(s) shall have a right of first refusal to purchase the Option Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”). If the Holder would like to transfer any Option Shares, the Company may either (i) exercise its Right of First Refusal and purchase the Option Shares as set forth in this Section 5, (ii) waive its Right of First Refusal and permit the transfer of the Option Shares to the Proposed Transferee (defined below), or (iii) prohibit any transfer of the Option Shares. For the avoidance of doubt, the Right of First Refusal shall not apply with respect to a repurchase under the Repurchase Option.

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(a) Notice of Proposed Transfer. The Holder of the Option Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Option Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Option Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Option Shares (the “Offered Price”), and the Holder shall offer the Option Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, (i) elect to purchase all, but not less than all, of the Option Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 4(c) below, or (ii) instruct the Optionee that the Company will not exercise its Right of First Refusal and that the Option Shares may not be transferred to the Proposed Transferee.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Option Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) and the Company approves the transfer as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 and the other terms and conditions of the Option Agreement and this Exercise Notice and Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Option Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Option Shares held by the Holder may be sold or otherwise transferred.

(f) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) consummation of an initial Public Offering (as defined in the Option Agreement), or (ii) consummation of a Corporate Transaction (as defined in the Plan).

(g) Other ROFR Agreement. Notwithstanding anything to the contrary set forth in this Section 5, if the Optionee is party to any other written agreement with the Company pursuant to which the Optionee is subject to a right of first refusal agreement with respect to the Shares, the provisions of such other written agreement shall govern with respect to such matters and shall supersede this Section 5.

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6. Additional Restrictions Upon Share Ownership or Transfer.

(a) Rights as a Stockholder. Subject to the terms and conditions of this Exercise Notice and Agreement, Optionee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Optionee until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, Optionee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Notice and Agreement, and Optionee will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

(b) Escrow. As security for Optionee’s faithful performance of this Exercise Notice and Agreement, Optionee agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s), together with the Stock Powers executed by Optionee and by Optionee’s spouse, if any (with the date, name of transferee, stock certificate number and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Notice and Agreement. Optionee and the Company agree that Escrow Holder will not be liable to any party to this Exercise Notice and Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Notice and Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Notice and Agreement. The Shares will be released from escrow upon termination of both the Right of First Refusal (or similar right set forth in an agreement between the Company and Optionee) and the Repurchase Option.

7. Superseding Transfer Restrictions. Notwithstanding anything to the contrary set forth in this Exercise Notice and Agreement, Optionee hereby agrees (a) to be bound by any and all restrictions on transfer of the Shares as set forth in the Company’s Bylaws (as may be amended from time to time) and (b) that such transfer restrictions set forth in this Exercise Notice and Agreement and the Company’s Bylaws (as may be amended from time to time) shall supersede all other agreements, whether written or oral, in place by and between the Company and Optionee regarding the transfer of the Shares.

8. Tax Consultation. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

9. Investment Representations. In connection with the purchase of the above-listed Shares, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

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(b) Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares shall be imprinted with any legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

10. Spousal Consent. If the Optionee is legally married or promptly following the Optinee’s marriage if the Optionee becomes legally married following the date of this exercise of the Option, the Optionee shall deliver to the Company, as a condition of the grant hereunder, the Spousal Consent attached hereto as Exhibit 2.

11. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

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(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice and Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

12. Stockholder Consent to Electronic Transmissions. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), each Holder or other security holder hereby consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (a) facsimile telecommunication to the facsimile number to any facsimile number for the Holder or other security holder in the Company’s records, (b) email to any email address for the Holder or other security holder in the Company’s records, (c) posting on an electronic network together with separate notice to the Holder or other security holder of such specific posting or (d) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Holder or other security holder. This consent may be revoked by Holder or other security holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

13. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice and Agreement to single or multiple assignees, and this Exercise Notice and Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice and Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

14. Interpretation. Any dispute regarding the interpretation of this Exercise Notice and Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

15. Governing Law; Severability. This Exercise Notice and Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice and Agreement shall continue in full force and effect.

16. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice and Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

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IN WITNESS WHEREOF, this Exercise Notice and Agreement is deemed made as of the date first set forth above.

Submitted by:	Accepted by:
OPTIONEE	VIELA BIO, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

[Signature Page to Exercise Notice and Agreement]

EXHIBIT 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Exercise Notice and Agreement dated as of                             ,                 , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto Viela Bio, Inc. a Delaware corporation (the “Company”),                                  shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                  delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE OPTION AGREEMENT, THE EXERCISE NOTICE AND AGREEMENT AND ANY SCHEDULES AND EXHIBITS THERETO.

Dated: ,	OPTIONEE

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Optionee: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares to exercise its Repurchase Option or Right of First Refusal as set forth in the Exercise Notice and Agreement without requiring additional signatures on the part of the Optionee or Optionee’s Spouse, if any.

EXHIBIT 2

SPOUSAL CONSENT

I, the undersigned spouse of                     , hereby acknowledge that I have read and understand the contents of the Viela Bio Amended and Restated 2018 Equity Incentive Plan, as amended from time to time (the “Plan”), the Stock Option Agreement between Viela Bio, Inc. (the “Company”) and my spouse for the purchase under the Plan of shares of Common Stock of the Company, and the other written agreements between the Company and my spouse governing such shares (collectively, the “Agreements”). I am aware that the Agreements provide for the repurchase of my spouse’s shares of the Company under certain circumstances and impose other restrictions on the transfer of such shares. I agree that my spouse’s interest in such shares is subject to the Agreements and any interest I may have in such shares shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.

I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.

Signature:

Print Name:

Date:

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